UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 10, 2015 (March 9, 2015)

LOCAL CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-34197	33-0849123
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

7555 Irvine Center Drive

Irvine, California 92618

(Address of Principal Executive Offices)

(949) 784-0800

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement

Securities Purchase Agreement

On March 9, 2015, Local Corporation (the “Company”) entered into a Securities Purchase Agreement (“Purchase Agreement”) with the investors named therein (the “Investors”) relating to the sale and issuance in (i) a direct offering, registered under the Securities Act of 1933, as amended (the “Securities Act”), of $4,750,000 aggregate principal amount of Series B Senior Convertible Notes (each, a “Series B Note,” and collectively, “Series B Notes”) (including up to 6,699,575 shares of the Company’s common stock, par value $0.00001 per share (the “Common Stock”), initially issuable upon conversion or otherwise under the Series B Notes (subject to adjustment as described below)) in an offering (“Series B Offering”) pursuant to a prospectus supplement to the Company’s effective shelf registration statement on Form S-3 (Registration No. 333-196429) and (ii) a contemporaneous private offering (the “Series A Offering” and, collectively with the Series B Offering, the “Notes Offering”), of $4,568,056 aggregate principal amount of the Company’s Series A Senior Convertible Notes (collectively, “Series A Notes” and together with the Series B Notes, the “Notes”) (including up to 8,255,266 shares of the Company’s Common Stock initially issuable upon conversion or otherwise under the Series A Notes (subject to adjustment as described below)) and warrants (the “Warrants”) to purchase up to 7,708,091 shares of the Company’s Common Stock (subject to adjustment as described below), for a term of five years after the closing of the Notes Offering. The Company expects to receive total gross proceeds under the Purchase Agreement of approximately $9.32 million.

The Purchase Agreement obligates the Company to indemnify the Investors and various related parties for certain losses including those resulting from (i) any misrepresentation or breach of any representation or warranty made by the Company, (ii) any breach of any obligation of the Company and (iii) certain claims by third parties.

The Purchase Agreement contains representations and warranties of the Company and the Investors which are typical for transactions of this type, including representations by each Investor that such investor is a qualified institutional buyer (as defined in Rule 144A under the Securities Act), an accredited investor (as defined in Rule 501 of Regulation D under the Securities Act) or a qualified investor under the European Union prospectus directive. The representations and warranties made by the Company in the Purchase Agreement are qualified by reference to certain exceptions contained in disclosure schedules delivered to the Investors. Accordingly, the representations and warranties contained in the Purchase Agreement should not be relied upon by others who have not reviewed those disclosure schedules and the documentation surrounding the transaction as a whole. Each of the Investors has a pre-existing relationship with the Company, either as a significant investor in the Company’s existing debt and/or equity securities or as a member of the Company’s board of directors or executive management.

The Notes Offering is expected to close (the “Closing”) on March 12, 2015 (the “Closing Date”), subject to satisfaction of customary closing conditions, including the filing of a prospectus supplement relating to the Series B Notes and the Common Stock issuable upon conversion or otherwise under the Series B Notes.

Indenture and Supplemental Indentures

The Company will issue the Notes under an indenture, to be dated as of the Closing Date, between the Company and U.S. Bank National Association, as trustee (the “Base Indenture”), as supplemented by a first supplemental indenture, to be dated as of the Closing Date, relating to the Series A Notes (the “First Supplemental Indenture”), and a second supplemental indenture, to be dated as of the Closing Date, relating to the Series B Notes (the “Second Supplemental Indenture” and, together with the First

Supplemental Indenture, the “Supplemental Indentures” and, the Base Indenture as supplemented by the Supplemental Indentures, the “ Indenture”). The terms of the Notes include those provided in the Indenture (including the applicable Supplemental Indenture) and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”).

Series A Notes and Series B Notes

Each series of Notes will be issued at par and are not subject to defeasance. Each series of Notes will be issued in certificated form and not as global securities.

Ranking

Each series of Notes will be the senior subordinated unsecured obligations of the Company and not the obligations of the Company’s subsidiaries. Each series of the Notes will be subordinated in right of payment to the Company’s principal credit facility and any successor facility, equal in right of payment with one another, effectively subordinated to the Company’s existing and future secured debt, to the extent of the value of the collateral securing such debt, and to any debt of the Company’s subsidiaries, and senior to all other indebtedness of the Company. So long as any Notes remain outstanding, neither the Company nor any of its current or future subsidiaries will grant a security interest in their respective assets, nor will the Company or such subsidiaries incur any new debt except for (i) trade payables in the ordinary course of its business and (ii) certain permitted indebtedness, including its principal credit facility and any successor facility, which will be permitted senior indebtedness under the Notes and the Indenture.

Maturity Date

Unless earlier converted or redeemed, the Series A Notes will mature on April 11, 2018 and the Series B Notes will mature on August 1, 2016, subject, in each case, to the right of the Investors to extend the date (i) if an event of default under the applicable series of Notes has occurred and is continuing or any event shall have occurred and be continuing that with the passage of time and the failure to cure would result in an event of default under the applicable series of Notes or (ii) for a period of twenty business days after the consummation of a fundamental transaction if certain events occur (such date with respect to each series of Notes, as may be extended, the “Maturity Date”).

Interest

The Series A Notes will bear interest at a rate of 8.00% per annum on the outstanding principal amount, computed on the basis a 360-day year and twelve 30-day months. Interest is payable on the Series A Notes commencing July 1, 2015 and quarterly thereafter on January 1, April 1, July 1 and October 1 (each a “Series A Interest Date”).

The Company may pay the applicable interest amounts due on a Series A Interest Date in shares of its Common Stock, subject to the satisfaction of certain Equity Conditions (as defined herein), or elect to pay in cash (or a combination of both cash and shares of its Common Stock). If the Company is not permitted to deliver shares of Common Stock with respect to a Series A Interest Date due to a failure to satisfy any of the conditions, it must pay the applicable interest in cash, unless the conditions are waived by the holder of the Series A Note. The Supplemental Indentures limit the Company’s ability to pay interest and other amounts in cash with respect to each series of Notes. See “—Limits on Cash Payments,” below.

If the Company makes a payment due on any Series A Interest Date in shares of its Common Stock, the amount due on the Series A Interest Date (less any cash interest paid on such date) will be converted into shares of its Common Stock at a price per share equal to the Series A Interest Conversion Price (as defined herein). The “Series A Interest Conversion Price” is the lesser of (i) the Series A Conversion Price (as defined herein) then in effect and (ii) 80% of the quotient of (x) the sum of the volume weighted average price of the Common Stock for each of the five consecutive trading days immediately preceding such Series A Interest Date, divided by (y) five (as adjusted for stock splits, stock dividends, recapitalizations and similar events). The “Series A Conversion Price” will initially be $0.5534 per share, subject to adjustment as described below under “—Conversion.”

Interest on the Series B Notes will accrue at 10.00% per annum on the outstanding principal amount, computed on the basis of a 360-day year and twelve 30-day months, and compounded monthly. Interest on the Series B Notes is payable (i) on each Series B Interest Date (as defined herein) occurring on an Installment Date (as defined herein) as part of the applicable Installment Amount (as defined herein) and (ii) with respect to each other Series B Interest Date, on such Series B Interest Date, in cash. With respect to any given calendar month, the “Series B Interest Date” means (x) if prior to the Maturity Date, such Installment Date, if any, in such calendar month or (y) if on or after the Maturity Date, the first trading day of such calendar month.

If a holder elects to convert or redeem all or any portion of either series of Notes prior to the applicable Maturity Date, all accrued and unpaid interest on the amount being converted or redeemed will also be payable.

The interest rate payable on each series of Notes will increase to 18.00% per annum (i) upon the occurrence of and during the continuance of any Event of Default pursuant to such series of Notes or (ii) at any time that the Company’s Common Stock is not listed on The New York Stock Exchange, the NYSE MKT, the Nasdaq Global Select Market, the Nasdaq Global Market or the NASDAQ Capital Market. The Company will also be required to pay a late charge of 18.00% on any amount of principal or other amounts due on each series of Notes which are not paid when due. Late charges on the Series A Notes are payable in arrears on each Series A Interest Date. Late charges on the Series B Notes are payable in arrears on each Installment Date.

Conversion

All amounts due under the Series A Notes and the Series B Notes (principal, interest, and late charges, if any) are convertible at any time, in whole or in part, at the option of the holders into shares of the Company Common Stock at either the Series A Conversion Price or the Series B Conversion Price (as defined herein), respectively, which prices are subject to adjustment as described below. If a holder elects to convert all or any portion of either series of Notes prior to the applicable Maturity Date, all accrued and unpaid interest and accrued and unpaid late charges on the principal amount being converted at the applicable Conversion Price (as defined herein). In the event of a partial conversion of the Series B Notes, the principal amount converted shall be deducted from the Installment Amount(s) relating to the Installment Date(s) as set forth in the applicable conversion notice. The “Series B Conversion Price” will initially be $0.7090 per share, subject to adjustment as described below. The Series A Conversion Price and the Series B Conversion Price are referred to collectively herein as the “Conversion Prices.”

Each Conversion Price is subject to adjustment for stock splits, combinations or similar events. While any of either series of Notes are outstanding, if the Company issues Common Stock or is deemed to issue Common Stock for a consideration per share (the “New Issuance Price”) less than a price equal to the Conversion Price in effect for each series of Notes immediately prior to such issue or sale or deemed issuance or sale (the foregoing a “Dilutive Issuance”), then, immediately after such Dilutive Issuance, the Conversion Price then in effect for each series of Notes shall be reduced to the New Issuance Price, subject to certain exclusions.

In addition, the Company has agreed that, if immediately following the close of business on a specified date in March 2016 (the “Adjustment Date”), the Series A Conversion Price then in effect exceeds the price equal to the quotient of (x) the sum of the volume weighted average price of the Common Stock for each of the five consecutive trading days immediately preceding the Adjustment Date, divided by (y) five (the “Adjusted Conversion Price”), the Series A Conversion Price will be reset to the Adjusted Conversion Price as of such Adjustment Date.

If the Company fails to timely deliver Common Stock upon conversion of either series of the Notes, the Company has agreed to pay “buy-in” damages of the converting holder and certain other amounts.

Redemption of Series A Notes at the Company’s Option

If certain conditions are satisfied, the Company may redeem all (but not less than all) of the outstanding principal amount of the Series A Notes, together with interest to the redemption date and late charges, if any, at a redemption price equal to the amount to be redeemed plus, if the redemption date occurs prior to the first anniversary of the Closing Date, a make-whole amount equal to the amount of interest that would accrue under the Series A Notes at the interest rate then in effect assuming (for calculation purposes only) that the amount of the Series A Notes being redeemed as of the redemption date remains outstanding through the first anniversary of the Closing Date. Holders of the Series A Notes may convert their Series A Notes, in whole or in part, as described above, at the Series A Conversion Price then in effect.

Payment of Principal and Interest on Series B Notes

The Company has agreed to make amortization payments with respect to the principal amount of the Series B Note on each of the following dates, collectively, the “Installment Dates”:

•	initially, thirty days after the Closing Date; and

•	thereafter, the first trading day of each calendar month immediately following the previous Installment Date until the Maturity Date.

On each Installment Date, the Company will pay an “Installment Amount” on each Series B Note that is equal to the sum of (A) (I) with respect to any Installment Date other than the Maturity Date, the lesser of (X) each holder’s pro rata share of $200,000, and (Y) the principal amount then outstanding under the Series B Note as of such Installment Date, and (II) with respect to the Installment Date that is the Maturity Date, the principal amount then outstanding under the Series B Note as of such Installment Date (in each case, as any such Installment Amount may be reduced pursuant to the terms of the Series B Note, whether upon conversion, redemption or otherwise), (B) any deferred amounts (as discussed below) included in such Installment Amount, (C) any Designated Specified Amount (as defined herein) included in the Installment Amount and (D) in each case of clauses (A) through (C) above, the sum of any accrued and unpaid interest as of such Installment Date under the Series B Note and accrued and unpaid late charges, if any, under the Series B Note as of such Installment Date.

The Company is required to pay the applicable Installment Amount on an Installment Date in shares of Common Stock, subject to the satisfaction of the Equity Conditions. If the Company is not permitted to deliver shares of Common Stock with respect to an Installment Date due to a failure to satisfy any of the Equity Conditions, unless such failure is waived by holders of the Series B Notes, the applicable Installment Conversion Amount will be deferred to the last Installment Date (or such other Installment Date as a holder may specify in writing).

If the Company satisfies the conditions to deliver payment of shares of Common Stock on an Installment Date, the Installment Amount due on the Installment Date will be converted into shares of Common Stock at a per share price equal to the Installment Conversion Price. The “Installment Conversion Price” is the lowest of (i) the Series B Conversion Price then in effect and (ii) 80% of the quotient of (A) the sum of the volume weighted average price of the Common Stock for each trading day during the five consecutive trading day period ending and including the trading day immediately prior to the such Installment Date, divided by (B) five. All such determinations to be appropriately adjusted for any stock split, stock dividend, stock combination or other similar transaction during any such measuring period.

Acceleration and Deferral of Amortization Amounts for Series B Notes

The holder of a Series B Note may, at the holder’s election by giving notice to the Company, defer the payment of the Installment Amount due on any Installment Date to another Installment Date, in which case the amount deferred will become part of such subsequent Installment Date and will continue to accrue interest.

On any day during the period commencing on an Installment Date ( a “Current Installment Date”), and ending on the trading day prior to prior to the next Installment Date (“Installment Period”), the holder of a Series B Note may, at its election, convert other Installment Amounts (each, an “Acceleration”), in whole or in part, at the Installment Conversion Price in effect on the Current Installment Date. Notwithstanding the foregoing, with respect to any given Installment Period, a holder may not elect to effect any Acceleration during such Installment Period if the sum of (x) the Installment Conversion with respect to such Installment Date and (y) the sum of all Accelerations of the Holder during such Installment Period exceeds the applicable Maximum Acceleration Amount.

With respect to any applicable Installment Date, the “Maximum Acceleration Amount” is the amount set forth in the table below opposite the applicable average volume (the “5-Day Volume”) calculated as the quotient of (x) the aggregate daily trading volume (as reported on Bloomberg) of the Common Stock on NASDAQ Capital Market on each trading day during the five trading day period ending on the trading day immediately preceding such Installment Date, divided by (y) five:

5-Day Volume	Maximum Acceleration Amount

Less than or equal to 100,000	$200,000

Greater than 100,000, but less than or equal to 150,000	$233,000

Greater than 150,000, but less than or equal to 200,000	$266,000

Greater than 200,000	$300,000

Monthly Amortization Payment Procedures for Series B Notes

Installment Notices

Promptly following the close of the NASDAQ Capital Market (or other principal market in which the Common Stock is trading) on the trading day prior to each Installment Date, the Company is required to deliver a written notice (each an “Installment Notice,” and such date, the “Installment Notice Due Date”) to each holder of the Series B Notes, which Installment Notice shall (i) specify the applicable Installment Amount of such holder’s Series B Note to be converted pursuant to an Installment Conversion, (ii) specify the applicable Installment Conversion Price, (iii) specify the number of shares of Common Stock to be issued to the holder in such Installment Conversion and (iv) certify that either (A) there is not then an Equity Conditions Failure (as defined herein) as of the applicable Installment Notice Date or (B) if there is an Equity Conditions Failure as of the applicable Installment Notice Date, unless the holder waives such Equity Conditions Failure, no Installment Conversion shall occur on such Installment Date and the applicable Installment Conversion Amount shall be deferred to the last Installment Date (or such other Installment Date as the holder may elect in writing to the Company). An “Equity Conditions Failure” means that on any day during the period commencing twenty trading days prior to the applicable Installment Notice Date through the later of the applicable Installment Date and the date on which the applicable shares of Common Stock are actually delivered to a holder of the Series B Notes, the Equity Conditions have not been satisfied (or waived in writing by the holder). Each Installment Notice shall be irrevocable. If the Company does not timely deliver an Installment Notice with respect to a particular Installment Date, then the Company shall be deemed to have delivered an Installment Notice on the applicable Installment Notice Date with a certification that there is not then an Equity Conditions Failure in connection with such Installment Conversion.

Blocker Deferral Rights

If any holder of Series B Notes is unable to receive shares of Common Stock due to the Note Blocker (as defined herein) with respect to all or the portion of the applicable Installment Amount (the “Designated Specified Amount”), the Installment Amount of the holder for such Current Installment Date shall be automatically reduced by such Designated Specified Amount and the Installment Amount of the holder for the last Installment Date (or such other Installment Date as specified in writing by the holder) (the “Designated Specified Deferral Installment Date”) shall be automatically increased by such Designated Specified Amount and, at the holder’s option, at any time prior to the next Installment Date, (A) the holder may reduce the Designated Specified Amount of shares of Common Stock covered by the applicable Blocker Notice (as defined in the Series B Notes), in whole or in part, by delivery of one or more written notices to the Company (each, a “Withdrawal Notice”) and elect to convert the Designated Specified Amount (or such lesser amount as set forth in such Withdrawal Notice) at the Installment Conversion Price with respect to the applicable Installment Date (each, a “Withdrawn Designated Specified Amount”), (B) the Company shall convert each Withdrawn Designated Specified Amount and (C) the applicable Designated Specified Deferral Installment Date shall be decreased by the applicable Withdrawn Designated Specified Amount.

Equity Conditions

The Company may pay interest on the Series A Notes in shares of Common Stock, and is required to pay an Installment Amount on the Series B Notes in shares of Common Stock, only if all of the following equity conditions are satisfied (or waived by the holders of the applicable series of Notes), which are referred to in this report as the “Equity Conditions”:

•

on each day during the period beginning thirty calendar days prior to such applicable date of determination and ending on and including such applicable date of determination (the “Equity Conditions Measuring Period”) either (x) one or more registration statements shall be effective and the prospectus contained therein shall be available on such applicable date of determination (with, for the avoidance of doubt, any shares of Common Stock previously sold pursuant to such prospectus deemed unavailable) for the issuance to the holder or resale by the holder, as applicable, of all shares of Common Stock to be issued in connection with the event requiring this determination (each, a “Required Minimum Securities Amount”) without any restrictive legend, or the applicable Required Minimum Securities Amount of shares of Common Stock shall be eligible for either (A) issuance to the holder without any restrictive legend or (B) resale by the holder pursuant to Rule 144, in either case, without the need for registration under any applicable federal or state securities laws and no current information failure exists or is continuing;

•	the applicable Required Minimum Securities Amount of shares of Common Stock may be issued to the holder in full without violating the Note Blocker or the Exchange Blocker (as defined herein);

•	the Company shall have no knowledge of any fact that would reasonably be expected to cause (x) any registration statement required to be filed pursuant to the Registration Rights Agreement (as defined herein) to not be effective or the prospectus contained therein to not be available for the issuance to the holder or resale by the holder, as applicable, of the applicable Required Minimum Securities Amount of shares of Common Stock or (y) the applicable Required Minimum Securities Amount of shares of Common Stock to not be eligible for either (A) issuance to the holder without any restrictive legend or (B) resale by the holder pursuant to Rule 144, in either case, without the need for registration under any applicable federal or state securities and no current information failure exists or is continuing;

•	the holder shall not be in (and no other holder of the Notes shall be in) possession of any material, non-public information provided to any of them by the Company, any of its subsidiaries or any of their respective affiliates, employees, officers, representatives, agents or the like;

•	on each day during the Equity Conditions Measuring Period, the Company otherwise shall have been in compliance with each, and shall not have breached any representation or warranty in any material respect (other than representations or warranties subject to material adverse effect or materiality, which may not be breached in any respect) or any covenant or other term or condition of any other transaction document, including, without limitation, the Company shall not have failed to timely make any payment pursuant to any transaction document;

•	on the applicable date of determination (A) no Authorized Share Failure (as defined in the Notes) shall exist or be continuing and the applicable Required Minimum Securities Amount of shares of Common Stock are available under the certificate of incorporation and reserved by the Company to be issued pursuant to the Notes and (B) the applicable Required Minimum Securities Amount of shares of Common Stock may be issued in full without resulting in an Authorized Share Failure;

•	on each day during the Equity Conditions Measuring Period, there shall not have occurred and there shall not exist an event of default or an event that with the passage of time or giving of notice would constitute an event of default; and

•	no Material Adverse Change (as defined in the Notes) then exists.

Redemption of Series B Notes at Holder’s Option

At any time the Company sells any Restricted Assets, each holder of a Series B Note shall have the right, in their sole discretion, to require the Company to redeem up to an aggregate Conversion Amount of the Series B Note equal to 83 1⁄3% of the Available Holder Optional Redemption Amount by delivering a Holder Optional Redemption Notice stating (i) the portion of the Conversion Amount that is being redeemed (the “Holder Optional Redemption Amount”) and (ii) the date on which the Holder Optional Redemption shall occur which date shall be not less than five business days from the date of delivery of the Holder Optional Redemption Notice. The portion of the Series B Note subject to redemption will be redeemed by the Company in cash at a price equal to 120% of the Holder Optional Redemption Amount. The “Available Holder Optional Redemption Amount” means, with respect to sales of Restricted Assets, the difference of (x) the holder’s pro rata amount of the aggregate net proceeds of all such sales of Restricted Assets, less (y) the aggregate Holder Optional Redemption Amount previously redeemed by the Company; provided, that the foregoing shall not apply to the initial $0.75 million of the aggregate gross proceeds of any sales of Restricted Assets to the extent the Company uses such proceeds for certain working capital purposes. The Supplemental Indentures limit the Company’s ability to pay interest and other amounts in cash with respect to each series of Notes. See “—Limits on Cash Payments,” below.

For the purposes of the Series B Notes, “Restricted Assets” mean all assets of the Company and its subsidiaries, other than (i) advertising inventory on the website of the Company or any of its Subsidiaries sold in the ordinary course of business (consistent with past practices), (ii) licenses of software products by the Company or any of its Subsidiaries in the ordinary course of business (consistent with past practices) and (iii) inventory of the Company or any of its Subsidiaries sold in the ordinary course of business (consistent with past practices). “Conversion Amount” means the sum of (x) portion of the principal to be converted, redeemed or otherwise with respect to which this determination is being made, (y) all accrued and unpaid interest with respect to such portion of the principal amount and accrued and unpaid late charges with respect to such portion of such principal and such interest, if any, and (z) if elected by the holder in a writing to the Company, subordinated payment amounts.

Events of Default

Under the terms of the respective Supplemental Indentures, the events of default contained in the Base Indenture shall not apply to the Series A Notes and the Series B Notes, respectively. Rather, each of the following events contained in the respective series of Notes will constitute an event of default under the respective series of Notes:

•	the failure of the applicable registration statement (as defined in the Registration Rights Agreement) to be filed with the Securities and Exchange Commission (the “SEC”) on or prior to the date that is five days after the applicable Filing Deadline (as defined in the Registration Rights Agreement) or the failure of the applicable registration statement to be declared effective by the SEC on or prior to the date that is ten trading days after the applicable Effectiveness Deadline (as defined in the Registration Rights Agreement); provided that to the extent such failure of the applicable registration statement to be declared effective by the SEC was caused by the Company’s failure to satisfy the SEC on the relevant registration statement or any document incorporated by reference therein and the Company and its counsel have timely and in good faith responded to comments by the SEC as required by the Registration Rights Agreement, no Event of Default shall be deemed to occur for an additional five trading day period;

•	while the applicable registration statement is required to be maintained effective pursuant to the terms of the Registration Rights Agreement, the effectiveness of the applicable registration statement lapses for any reason (including, without limitation, the issuance of a stop order) or such registration statement (or the prospectus contained therein) is unavailable to any holder of Registrable Securities (as defined in the Registration Rights Agreement) for sale of all of such holder’s Registrable Securities in accordance with the terms of the Registration Rights Agreement, and such lapse or unavailability continues for a period of five consecutive trading days or for more than an aggregate of ten trading days in any 365-day period (excluding days during an Allowable Grace Period (as defined in the Registration Rights Agreement));

•	the suspension from trading or the failure of the Common Stock to be trading or listed (as applicable) on one of several eligible market for a period of five consecutive trading days;

•

the Company’s (A) failure to cure a Conversion Failure (other than a Conversion Failure with respect to which a Conversion Notice has been withdrawn by the holder) or a Delivery Failure (as defined in the Warrants) by delivery of the required number of shares of Common Stock within five trading days after the applicable conversion date or exercise date (as the case may be)

or (B) notice, written or oral, to any holder of the Notes or Warrants, including, without limitation, by way of public announcement or through any of its agents, at any time, of its intention not to comply, as required, with a request for conversion of any Notes into shares of Common Stock that is requested in accordance with the provisions of the Notes, other than pursuant to the Note Blocker or the Exchange Blocker, or a request for exercise of any Warrants for shares of Common Stock in accordance with the provisions of the Warrants;

•	subject to certain exceptions, at any time following the tenth consecutive day that the holder’s Authorized Share Allocation (as defined in the Notes) is less than the number of shares of Common Stock that the holder would be entitled to receive upon a conversion of the full Conversion Amount of the Notes;

•	the Company’s failure to pay to the holder any amount of principal, interest, late charges or other amounts when and as due under the Notes (including, without limitation, its failure to pay any redemption payments or amounts hereunder) or any other Transaction Document (as defined in the Purchase Agreement) or any other agreement, document, certificate or other instrument delivered in connection with the transactions contemplated hereby and thereby, except, in the case of a failure to pay interest and late charges when and as due, in which case only if such failure remains uncured for a period of at least five trading days;

•	the Company fails to remove any restrictive legend on any certificate or any shares of Common Stock issued to the holder upon conversion or exercise (as the case may be) of any securities acquired by the holder under the Purchase Agreement as and when required by such securities or the Purchase Agreement, unless otherwise then prohibited by applicable federal securities laws, and any such failure remains uncured for at least five trading days;

•	the occurrence of any default under, redemption of or acceleration prior to maturity of at least an aggregate of $0.25 million of Indebtedness (as defined in the Purchase Agreement) of the Company or any of its Subsidiaries (as defined in the Purchase Agreement), other than with respect to any Other Notes (as defined in the Notes);

•	bankruptcy, insolvency, reorganization or liquidation proceedings or other proceedings for the relief of debtors shall be instituted by or against the Company or any subsidiary and, if instituted against the Company or any subsidiary by a third party, shall not be dismissed within forty-five days of their initiation;

•	the commencement by the Company or any subsidiary of a voluntary case or proceeding under any applicable federal, state or foreign bankruptcy, insolvency, reorganization or other similar law or of any other case or proceeding to be adjudicated a bankrupt or insolvent, or the consent by it to the entry of a decree, order, judgment or other similar document in respect of the Company or any subsidiary in an involuntary case or proceeding under any applicable federal, state or foreign bankruptcy, insolvency, reorganization or other similar law or to the commencement of any bankruptcy or insolvency case or proceeding against it, or the filing by it of a petition or answer or consent seeking reorganization or relief under any applicable federal, state or foreign law, or the consent by it to the filing of such petition or to the appointment of or taking possession by a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of the Company or any subsidiary or of any substantial part of its property, or the making by it of an assignment for the benefit of creditors, or the execution of a composition of debts, or the occurrence of any other similar federal, state or foreign proceeding, or the admission by it in writing of its inability to pay its debts generally as they become due, the taking of corporate action by the Company or any subsidiary in furtherance of any such action or the taking of any action by any Person to commence a Uniform Commercial Code foreclosure sale or any other similar action under federal, state or foreign law, except, solely with respect to any involuntary case or proceeding, that is not dismissed within forty-five days of their initiation;

•	the entry by a court of (i) a decree, order, judgment or other similar document in respect of the Company or any subsidiary of a voluntary or involuntary case or proceeding under any applicable federal, state or foreign bankruptcy, insolvency, reorganization or other similar law, (ii) a decree, order, judgment or other similar document adjudging the Company or any Subsidiary as bankrupt or insolvent, or approving as properly filed a petition seeking liquidation, reorganization, arrangement, adjustment or composition of or in respect of the Company or any subsidiary under any applicable federal, state or foreign law or (iii) a decree, order, judgment or other similar document appointing a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of the Company or any subsidiary or of any substantial part of its property, or ordering the winding up or liquidation of its affairs, and the continuance of any such decree, order, judgment or other similar document or any such other decree, order, judgment or other similar document unstayed and in effect for a period of forty-five consecutive days;

•	a final judgment, judgments, any arbitration or mediation award or any settlement of any litigation or any other satisfaction of any claim made by any person pursuant to any litigation, as applicable, (each a “Judgment”, and collectively, the “Judgments”) with respect to the payment of cash, securities and/or other assets with an aggregate fair value in excess of $0.25 million are rendered against, agreed to or otherwise accepted by, the Company and/or any of its subsidiaries and which Judgments are not, within thirty days after the entry thereof, bonded, discharged, settled or stayed pending appeal, or are not discharged within thirty days after the expiration of such stay; provided, however, any Judgment which is covered by insurance or an indemnity from a credit worthy party shall not be included in calculating the $0.25 million amount set forth above so long as the Company provides evidence, reasonably satisfactory to the holder, that such Judgment is covered by insurance or an indemnity and the Company or such subsidiary (as the case may be) will receive the proceeds of such insurance or indemnity within thirty days of the issuance of such Judgment;

•	the Company and/or any subsidiary, individually or in the aggregate, either (i) fails to pay, when due, or within any applicable grace period, any payment with respect to any Indebtedness in excess of $0.25 million due to any third party (other than, with respect to unsecured Indebtedness only, payments contested by the Company and/or such subsidiary (as the case may be) in good faith by proper proceedings and with respect to which adequate reserves have been set aside for the payment thereof in accordance with GAAP) or is otherwise in breach or violation of any agreement for monies owed or owing in an amount in excess of $0.25 million, which breach or violation permits the other party thereto to declare a default or otherwise accelerate amounts due thereunder, or (ii) suffer to exist any other circumstance or event that would, with or without the passage of time or the giving of notice, result in a default or event of default under any agreement binding the Company or any Subsidiary, which default or event of default would or is likely to have a material adverse effect on the business, assets, operations (including results thereof), liabilities, properties, condition (including financial condition) or prospects of the Company or any of its Subsidiaries, individually or in the aggregate;

•	other than as specifically set forth in this list of events of default, the Company or any subsidiary breaches any representation or warranty in any material respect (other than representations or warranties subject to material adverse effect or materiality limitations, which may not be breached in any respect) or any covenant or other term or condition of any Transaction Document, except, in the case of a breach of a covenant or other term or condition that is curable, only if such breach remains uncured for a period of five consecutive trading days;

•	an intentionally false or inaccurate certification by the Company that either (A) the Equity Conditions are satisfied, (B) the Optional Redemption Equity Conditions (as defined in the Series A Notes) are satisfied, (C) there has been no Equity Conditions Failure, (D) there has been no Optional Redemption Equity Conditions Failure (as defined in the Series A Notes) or (E) as to whether any Event of Default has occurred;

•	any breach or failure in any respect by the Company of any Subsidiary to comply with any covenant contained in the Notes or the Indenture (to the extent applicable to the Notes), and only in the case of a breach of a covenant or other term or condition that is curable, only if such breach remains uncured for a period of five consecutive trading days;

•	any provision of any Transaction Document shall at any time for any reason (other than pursuant to the express terms thereof) cease to be valid and binding on or enforceable against the parties thereto, or the validity or enforceability thereof shall be contested by any party thereto, or a proceeding shall be commenced by the Company or any subsidiary or any governmental authority having jurisdiction over any of them, seeking to establish the invalidity or unenforceability thereof, or the Company or any subsidiary shall deny in writing that it has any liability or obligation purported to be created under any Transaction Document to which it is a party;

•	any Material Adverse Change occurs; or

•	any Event of Default (as defined in the Other Notes) occurs with respect to any Other Notes.

If an event of default occurs, any holder of Notes may force the Company to redeem all or any portion of such Notes (including all accrued and unpaid interest thereon), in cash, at a price equal to the greater of (i) 125% of the Conversion Amount being redeemed and (ii) the product of (a) the Conversion Rate (as defined below) multiplied (b) 125% of the Conversion Amount being redeemed, depending on the nature of the default, multiplied by the highest closing sale price of the Company Common Stock during the period beginning on the date immediately before the event of default and ending on the date of redemption. The “Conversion Rate” is determined by dividing the amount being converted or redeemed by the applicable Conversion Price. If the Company fails to make the cash redemption payment, at the holders’ option upon delivery of a notice voiding the redemption notice, the Conversion Price of the Notes shall be automatically adjusted with respect to each conversion effected thereafter to the lowest of (A) the Conversion Price as in effect on the date on which the applicable redemption notice is voided, (B) 70% of the lowest closing bid price of the Common Stock during the period beginning on and including the date on which the applicable redemption notice is delivered to the Company and ending on and including the date on which the applicable redemption notice is voided and (C) 70% of the quotient of (I) the sum of the five lowest volume weighted average prices of the Common Stock during the twenty consecutive trading day period ending and including the trading day immediately preceding the applicable conversion date divided by (II) five.

Fundamental Transactions

Each series of Notes prohibit the Company from entering into specified transactions involving a change of control, unless the successor entity is a publicly traded company whose Common Stock is quoted on or listed for trading on an eligible market and the successor entity assumes in writing all of the Company’s obligations under each series of Notes under a written agreement acceptable to the holders of each series of Notes. In the event of transactions involving a change of control, the holders of each series of Notes will have the right to force the Company to redeem all or any portion of the Notes (including all accrued and unpaid interest thereon).

Covenants

Each series of Notes contain a variety of obligations of the Company not to engage in specified activities, which are typical for transactions of this type, as well as the following covenants:

•	the Company will initially reserve from its authorized and unissued Common Stock such number of shares equal to 125% of the maximum number of shares of its Common Stock issuable upon conversion of all Notes as of the Closing Date, which reservation amount will be increased to 150% of the maximum number of shares of its Common Stock issuable upon conversion of all of the Notes follow the date specified in the Purchase Agreement;

•	the Company shall not, and it shall cause each of its subsidiaries to not, directly or indirectly, incur or guarantee, assume or suffer to exist any other indebtedness, except for permitted indebtedness;

•	the Company shall not, and it shall cause each of its subsidiaries to not, directly or indirectly, incur any liens, except for permitted liens;

•	the Company shall not, and it shall cause each of its subsidiaries to not, directly or indirectly, make any payments in respect of any indebtedness while an event of default under either series of Notes has occurred and is continuing, except with respect to permitted senior indebtedness (including its bank credit facility, limited to $12.0 million aggregate principal amount) and the other series of Notes;

•	the Company shall not, and it shall cause each of its subsidiaries to not, directly or indirectly, redeem, repurchase or declare or pay any cash dividend or distribution on its capital stock or its subsidiaries’ capital stock;

•	the Company and its subsidiaries will not sell, lease, assign, transfer or otherwise dispose of any of its assets or any assets of any subsidiaries, except for certain permitted dispositions (including sales in the ordinary course of business) and the sale of the assets of its Krillion local shopping platform and certain intellectual property assets at a fair market price;

•	the Company shall sell (x) the assets of its Krillion local shopping platform by no later than June 30, 2015 and (y) certain intellectual property assets by no later than December 31, 2015;

•	commencing prior to a specified date, so long as the Note remains outstanding, the Company shall engage an investment bank, reasonably satisfactory to the holders of the Notes, to explore strategic alternatives with the Company; and

•	if the Company receives any written notice by NASDAQ Capital Market that it has failed to satisfy the minimum trading price requirements of NASDAQ Capital Market and, as of the compliance deadline required by NASDAQ Capital Market in such written notice (each, a “Principal Market Deadline”), the Company still fails to satisfy such minimum trading price requirement, it will be required to, no later than such Principal Market Deadline, consummate a reverse stock split such that, after giving effect to such reverse stock split, it shall then be in compliance with the minimum trading price requirements of NASDAQ Capital Market.

Limitations on Conversion and Issuance

Subject to certain waiver rights, a Note may not be converted and shares of Common Stock may not be issued under the Notes if, after giving effect to the conversion or issuance, the holder together with its affiliates would beneficially own in excess of 9.99% of the Company’s outstanding shares of Common Stock ( the “Note Blocker”).

A Note may not be converted and shares of Common Stock may not be issued under the Notes if the sum of the number of shares of Common Stock to be issued plus the number of shares of Common Stock issued under all of the Notes and the Warrants would exceed the number of shares of Common Stock that the Company may issue without breaching NASDAQ Listing Rule 5635(d), unless the Company has obtained either (i) stockholder approval pursuant to NASDAQ Listing Rule 5635(d) for the issuance of more than 4,658,906 shares of its Common Stock under the Notes and the Warrants or (ii) an opinion from legal counsel that more than 4,658,906 shares of its Common Stock may be issued under the Notes and the Warrants under Rule 5635(d) (the “Exchange Blocker”).

Limits on Cash Payments

Each of the Supplemental Indentures limit the Company’s ability to pay interest and other amounts in cash with respect to each series of Notes. The Company is prohibited from paying any holder of any Notes in cash, and each holder of Notes is prohibited from accepting any cash amount from the Company in satisfaction of any amount owed under the Notes, provided, that the foregoing restriction does not apply (i) at any time that Square 1 Bank no longer holds any of the Company’s permitted senior indebtedness, (ii) at any time that a successor lender holds the Company’s permitted senior indebtedness, provided that after giving effect to the applicable cash payment, the Company and its subsidiaries, on a consolidated basis, have at least $0.50 million in cash and cash equivalents (excluding cash held in a collection account for the permitted senior indebtedness or another account subject to daily cash sweep) and no event of default under the permitted senior indebtedness has occurred and is continuing. If at any time a payment under the Notes is due at a time that the Company is unable to satisfy the Equity Conditions precedent to making such payment in Common Stock but the Indenture prevents the Company from making such payment in cash, an event of default under the Notes would likely occur.

Changes to the Supplemental Indentures

Subject to the provisions in each Supplemental Indenture requiring that none of the securities issued under such Supplemental Indenture shall be represented by global securities, each Supplemental Indenture may be amended by the written consent of the Company and the holders of a majority of the aggregate principal amount of the respective series of Notes then outstanding. Subject to the provisions in each Supplemental Indenture requiring that none of the securities issued under such Supplemental Indenture shall be represented by global securities, no provision of such Supplemental Indenture may be waived other than in writing signed by the party against whom enforcement is sought.

Changes to the Notes

No Note of either series may be amended or changed without the prior written consent of the holder of such Note and the trustee (if such amendment adversely affects the rights, privileges and immunities of the trustee).

Reports

So long as Notes of either series are outstanding, the Company will be required to deliver to the trustee, within fifteen calendar days after having filed with the SEC copies of its annual reports and of the information, documents and other reports (or copies of such portions of any of the foregoing as the SEC may from time to time by rules and regulations prescribe) which it is required to file with the SEC pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Documents filed by the Company with the SEC via its EDGAR system (or any successor thereto) will be deemed to be filed with the trustee as of the time such documents are so filed. In the event the Company is at any time no longer subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, so long as any of the Notes of either series are outstanding it must continue to file with the SEC, in accordance with the rules and regulations prescribed from time to time by the SEC, such of the supplementary and periodic information, documents and reports which may be required under Section 13 of the Exchange Act in respect of a security listed and registered on a national securities exchange as may be prescribed from time to time in such rules and regulations (unless the SEC will not accept such a filing) and make such information available to the trustee, the holders of each series of Notes, securities analysts and prospective investors.

Certain Stockholder Rights for Holders of Notes

Holders of Notes will be entitled to receive such dividends paid and distributions made to the holders of the Company’s Common Stock to the same extent as if the holders of the Notes had converted their Notes into Common Stock (without regard to any limitations on conversion contained in the Notes) and had held such shares of Common Stock on the record date for such dividends and distributions. To the extent a holder’s right to participate in any such dividend or distribution would result in the holder beneficially owning more than the Note Blocker, then the holder will not be entitled to participate in such dividend or distribution to such extent and such dividend or distribution to such extent will be held in abeyance for the benefit of the holder until such time, if ever, as its right thereto would not result in the holder exceeding the Note Blocker.

Excluded Provisions of the Base Indenture

The Company has elected, through the respective Supplemental Indentures, that none of the following provisions of the Base Indenture shall be applicable to either series of Notes and any analogous provisions (including definitions related thereto) of each Supplemental Indenture shall govern:

•	The following definitions in Section 101:

•	“Affiliate”;

•	“Business Day”;

•	“Common Stock”;

•	“Conversion Price”;

•	“Make-Whole Amount”;

•	“Redemption Date”;

•	“Redemption Price”;

•	“Subsidiary”;

•	“Trading Day”;

•	Section 112 (Legal Holidays);

•	Section 203 (Securities Issuable in Global Form);

•	Section 302 (Denominations);

•	Section 304 (Temporary Securities);

•	Section 306 (Mutilated, Destroyed, Lost and Stolen Securities);

•	Section 307 (Payment of Interest; Interest Rights Preserved);

•	Section 310 (Computation of Interest);

•	Section 401 (Satisfaction and Discharge of Indenture);

•	Section 402 (Application of Trust Funds);

•	Section 502 (Acceleration of Maturity; Rescission and Annulment);

•	Section 507 (Limitation on Suits);

•	Section 901 (Supplemental Indentures Without Consent of Holders);

•	Section 902 (Supplement Indentures with Consent of Holders);

•	Section 1004 (Existence);

•	Section 1005 (Maintenance of Properties);

•	Section 1006 (Insurance);

•	Section 1009 (Waiver of Certain Covenants);

•	Article Eight (Consolidation, Merger, Sale, Lease or Conveyance);

•	Article Eleven (Redemption of Securities);

•	Article Twelve (Sinking Funds);

•	Article Thirteen (Repayment at the Option of Holders);

•	Article Fourteen (Defeasance and Covenant Defeasance); and

•	Article Seventeen (Conversion of Securities).

Only the events of default contained in each series of Notes shall be applicable to the such series of Notes. In addition, the subordination provisions contained in the Base Indenture will be qualified by the subordination provisions contained in the respective Supplemental Indentures.

Warrants

The Warrants will entitle holders of the Warrants to purchase, in the aggregate, up to 7,708,091 shares of the Company’s Common Stock. The Warrants will expire on the fifth anniversary of the Closing Date. The Warrants will initially be exercisable at an exercise price equal to $0.6510. The exercise price is subject to certain adjustments, including the same anti-dilution adjustments for issuance of Common Stock as described above under “—Conversion” above. The exercise price of the Warrants is also subject to adjustment for stock splits, combinations or similar events, and, in this event, the number of shares issuable upon the exercise of the Warrant, will also be adjusted so that the aggregate exercise price shall be the same immediately before and immediately after the adjustment. The exercise price of the Warrants is also subject to reset in the same manner as the Series A Conversion Price in March 2016.

Limitations on Exercise

The Warrants are also subject to the same limitations on conversions and issuance of Common Stock as the Notes. See “—Limitations on Conversion and Issuance.”

Fundamental Transactions

The Warrants prohibit the Company from entering into specified transactions involving a change of control, unless the successor entity assumes all of the Company’s obligations under the Warrants under a written agreement before the transaction is completed. When there is a transaction involving a permitted change of control, a holder of a Warrant will have the right to require the Company to repurchase the holder’s Warrant for a purchase price in cash equal to the Black Scholes value (as calculated under the Warrants) of the then unexercised portion of the Warrant.

Registration Rights Agreement

In connection with the Purchase Agreement, the Company will enter into a Registration Rights Agreement with each of the Investors (the “Registration Rights Agreement”), which provides for the registration of the Common Stock issuable upon conversion of the Series A Notes and upon exercise of the Warrants. The Company has an obligation to file a Form S-3 Registration Statement within 30 days of the Closing, to have such registration statement declared effective within 120 days of the closing (140 days if the registration statement is subject to review by the SEC), and to maintain the effectiveness of such registration statement for so long as the Series A Notes, Warrants or shares of Common Stock issued pursuant to the Series A Notes or Warrants are held by the Investors or their permitted assignees. The Registration Rights Agreement also provides that if there is not an effective registration statement for all of the Registrable Securities (as defined in the Registration Rights Agreement) covered by the agreement, the Investors will also have piggyback rights to include their shares in any registration statements filed by the Company with the SEC, other than registration statements covering Common Stock issuable under stock-based compensation plans, registration statements relating to Common Stock issuable in business combination transactions, and certain other registrations. The Company may become responsible for certain specified damages, including “buy-in” payments, if it fails to meet its obligations under the Registration Rights Agreement.

New Credit Facility

On March 9, 2015, the Company entered into a Financing and Security Agreement, amended on March 9, 2015, with Fast Pay Partners LLC (“Fast Pay”) creating an accounts receivable-based credit facility (the “Fast Pay Agreement”).

Under the terms of the Fast Pay Agreement, Fast Pay may, at its sole discretion, purchase the Company’s eligible accounts receivables. Upon any acquisition of accounts receivable, Fast Pay will advance to the Company up to 80% of the gross value of the purchased accounts, up to a maximum of $10.0 million in advances. Each account receivable purchased by Fast Pay will be subject to a factoring fee rate specified in the Fast Pay Agreement calculated as a percentage of the gross value of the account outstanding and additional fees for accounts outstanding over thirty days. The all-in interest cost to the Company under the Fast Pay Agreement will not exceed the limit on the Company’s permitted senior indebtedness under the Notes. The Company will be obligated to repurchase accounts remaining uncollected after a specified deadline, and Fast Pay will generally have full recourse against the Company in the event of nonpayment of any purchased accounts. The Company’s obligations under the credit facility are secured by substantially all of the Company’s assets.

The Fast Pay Agreement contains covenants that are customary for agreements of this type and are primarily related to accounts receivable and audit rights. The failure to satisfy covenants under the Fast Pay Agreement or the occurrence of other specified events that constitute an event of default could result in the termination of the Fast Pay Agreement and/or the acceleration of the obligations of the Company. The Fast Pay Agreement contains provisions relating to events of default that are customary for agreements of this type and also include a cross default provision with respect to the Notes.

The Fast Pay Agreement has an initial term ending April 9, 2016 and automatically renews for successive one-year terms thereafter, subject to earlier termination by written notice by the Company, provided that all obligations are paid and the payment of an early termination fee.

The Company intends to use cash available from the credit facility to repay its line of credit with Square 1 Bank and to support its operations and growth plans.

The foregoing description of the Fast Pay Agreement is not complete and is qualified in its entirety by reference to the full text of the Agreement, a copy of which is available at the Company.

Amendment of Principal Credit Facility

On March 9, 2015, the Company and its subsidiaries Krillion, Inc. and Screamin’ Media Group, Inc. entered into the Tenth Amendment (the “Tenth Amendment”) to Loan and Security Agreement with Square 1 Bank (the “Square 1 Agreement”). Pursuant to the Tenth Amendment, Square 1 Bank consented to the Company’s issuance of the Notes pursuant to the Purchase Agreement and to the Company’s redemption of its 7% Subordinated Notes due 2015 (the “7% Notes”) using the proceeds of issuance of the Notes as described in Item 1.02 below. In addition, the Company agreed to maintain Minimum Adjusted EBITDA (as defined in the Square 1 Agreement) as set forth therein, and that its capital expenditures for the year ending December 31, 2015 would not exceed $3.5 million. As noted above, the Company has entered into the Fast Pay Agreement, pursuant to which the Company expects to repay all amounts due and owing Square 1 prior to the maturity date of the Square 1 Agreement.

Forward-Looking Statement

The foregoing was intended to provide a summary of the terms of the agreements and securities described above. This summary is qualified in its entirety by reference to the full text of the agreements, each of which is either attached as an exhibit to this Current Report on Form 8-K or available at the Company, as applicable. Readers should review those agreements for a complete understanding of the terms and conditions associated with these transactions. This current report on Form 8-K does not constitute an offer to sell or the solicitation of an offer to buy the Notes, the Warrants or the shares of the Company’s Common Stock issuable upon conversion or exercise, as applicable, of the Notes and Warrants.

The foregoing also includes forward-looking statements, which are based on current expectations and are subject to risks and uncertainties that could cause actual results to differ materially. More information about factors that potentially could affect the Company’s actual results is included in the Company’s filings with the SEC, including its most recent Annual Report on Form 10-K for the year ended December 31, 2013, its quarterly reports on Form 10-Q and other subsequent filings.

Item 1.02.	Termination of a Material Definitive Agreement

On the Closing Date of the Notes Offering, the Company will use approximately $6.1 million of the net proceeds of the offering to redeem all $5.0 million aggregate principal amount of the Company’s 7% Notes at a redemption price of 120% plus accrued and unpaid interest to the date of redemption. The terms of the transaction providing for redemption of the 7% Notes are described in Item 1.01 of this Report, which is incorporated herein by reference. For a description of the 7% Notes, including the identity of the holders of such notes, see the Company’s Report on Form 8-K filed with the SEC on April 11, 2013. In connection with such redemption, holders of the 7% Notes will release their security interest in all of the assets of the Company and the guarantees by Krillion, Inc. and Screamin Media Group, Inc., the Company’s wholly-owned subsidiaries, of the Company’s obligations under the 7% Notes and related obligations undertaken by the Company in connection with the issuance of the 7% Notes will be released.

Item 2.03.	Creation of a Direct Financial Obligation or an Off-Balance Sheet Arrangement of a Registrant

On March 9, 2015, the Company entered into the Purchase Agreement pursuant to which it agreed to sell, subject to certain conditions, Series B Notes in the aggregate principal amount of $4,750,000 and Series A Notes in the aggregate principal amount of $4,568,056. The description of the Notes Offering in Item 1.01 of this Current Report on Form 8-K is incorporated in its entirety by this reference into this Item 2.03.

On March 9, 2015, the Company also entered into the Fast Pay Agreement that provides the Company with a new accounts receivable-based credit facility. The Company intends to use cash available from the credit facility to repay its line of credit under the Square 1 Agreement, which agreement was also amended on March 9, 2015 by the Tenth Amendment. The descriptions of the Fast Pay Agreement and the Tenth Amendment in Item 1.01 of this Current Report on Form 8-K are incorporated in their entirety by this reference into this Item 2.03.

Item 3.02.	Unregistered Sales of Equity Securities

As part of the Notes Offering described in Item 1.01, the Company will issue $4,568,056 aggregate principal amount of Series A Notes (including up to 8,255,266 shares of the Company’s Common Stock initially issuable upon conversion or otherwise under the Series A Notes) and Warrants to purchase up to 7,708,091 shares of the Company Common Stock. The information regarding the Company’s issuance and sale of the Series A Notes and the Warrants described in Item 1.01 is incorporated herein by reference. The Series A Notes and Warrants were issued pursuant to the exemption from registration under Section 4(a)(2) of the Securities Act and Rule 506(b) of Regulation D thereunder.

Item 7.01.	Regulation FD Disclosure

On March 10, 2015, the Company issued a press release announcing the pricing of the offering. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01.	Financial Statements and Exhibits

The following Exhibits are being filed with this Current Report on Form 8-K:

Exhibit No.	Description

1.1	Securities Purchase Agreement, dated March 9, 2015, between Local Corporation and the Investors named therein.(*)

4.1	Form of Base Indenture between Local Corporation and U.S. Bank National Association (*)

4.2	Form of First Supplemental Indenture and Second Supplemental Indenture (*)

4.3	Form of Series A Notes and Series B Notes (*)

10.1	Form of Warrant (*)

10.2	Form of Registration Rights Agreement (*)

10.3	Tenth Amendment, dated March 9, 2015, to Loan and Security Agreement, dated August 3, 2011, by and among Local Corporation, Krillion, Inc., Screamin’ Media Group, Inc. and Square 1 Bank (*)

99.1	Press Release

(*)	Certain of the agreements filed as exhibits to this report contain representations and warranties made by the parties thereto. The assertions embodied in such representations and warranties are not necessarily assertions of fact, but a mechanism for the parties to allocate risk. Accordingly, investors should not rely on the representations and warranties as characterizations of the actual state of facts or for any other purpose at the time they were made or otherwise.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 10, 2015	LOCAL CORPORATION

	By:	/s/ Kenneth S. Cragun
Chief Financial Officer and Secretary

EXHIBIT INDEX

Exhibit No.	Description

1.1	Securities Purchase Agreement, dated March 9, 2015, between Local Corporation and the Investors named therein.(*)

4.1	Form of Base Indenture between Local Corporation and U.S. Bank National Association (*)

4.2	Form of First Supplemental Indenture and Second Supplemental Indenture (*)

4.3	Form of Series A Notes and Series B Notes (*)

10.1	Form of Warrant (*)

10.2	Form of Registration Rights Agreement (*)

10.3	Tenth Amendment, dated March 9, 2015, to Loan and Security Agreement, dated August 3, 2011, by and among Local Corporation, Krillion, Inc., Screamin’ Media Group, Inc. and Square 1 Bank (*)

99.1	Press Release

(*)	Certain of the agreements filed as exhibits to this report contain representations and warranties made by the parties thereto. The assertions embodied in such representations and warranties are not necessarily assertions of fact, but a mechanism for the parties to allocate risk. Accordingly, investors should not rely on the representations and warranties as characterizations of the actual state of facts or for any other purpose at the time they were made or otherwise.